UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 22, 2004

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

FORM 8-K

Item 9.  Regulation FD Disclosure.

Science Applications International Corporation, or SAIC, held a Town Hall meeting, which is a communications forum for SAIC employees, on April 21, 2004, to discuss the financial results for the fiscal year ended January 31, 2004 and the stock price established by the Board of Directors on April 16, 2004. At the Town Hall meeting, SAIC Chief Executive Officer Ken Dahlberg disclosed several financial measures from SAIC’s financial plan for the fiscal year ending January 31, 2005. He stated that the fiscal year 2005 plan assumes revenues of $7.7 billion, segment operating income after tax (which is equivalent to the term “P” in SAIC’s stock pricing formula) of $403 million, operating cash flow of $589 million and earnings before interest, taxes, depreciation and amortization or EBITDA of $704 million. “Segment operating income after tax” is not a financial measure contained in SAIC’s financial statements, but represents “total reportable segment operating income” reduced by taxes calculated using SAIC’s estimated effective income tax rate. The term “operating cash flow” also is not a term used in SAIC’s financial statements, but is an internal non-GAAP measure of cash flow that can be reconciled to the GAAP measure “cash flows from operating activities” by adding expenditures for property, plant, and equipment, excluding those for land and buildings and improvements.  EBITDA is a non-GAAP measure of operating performance that can be reconciled to the GAAP measure of operating income.  A reconciliation of such non-GAAP financial measures with the most comparable GAAP financial measures is set forth in the tables below.

.

Reconciliation of Operating Cash Flow

(In millions)
Operating cash flow	$589
Expenditures for property, plant and equipment, excluding those for land and buildings and improvements	64

Cash flows from operating activities	$653

Reconciliation of Segment Operating Income After Tax

(In millions)
Segment operating income after tax	$403
Provision for income taxes	217
Total reportable segment operating income	$620

Investing activities	(3)
Loss on impaired goodwill impairments	0
Net gain on sale of business units	0
Equity in income of unconsolidated affiliates	(6)
Minority interest in income of consolidated subsidiaries	13

Operating income	$624

Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization

(In millions)
Earnings before interest, taxes, depreciation and amortization	$704

Investing activities	(3)
Loss on impaired goodwill	0
Net gain on sale of business units	0
Equity in income of unconsolidated subsidiaries	(6)
Depreciation	(60)
Amortization	(24)
Other	(5)
Minority interest in earnings before interest, taxes, depreciation and amortization	18

Operating income	$624

The information contained in this report involves a number of risks and uncertainties. A number of factors, including but not limited to those outlined in the Risk Factors section of our Annual Report on Form 10-K for the fiscal year ended January 31, 2004, could cause our actual results, performance or achievements to be very different from the results, performance or achievements expressed or implied by these forward-looking statements. In addition, forward-looking statements depend upon assumptions, estimates and dates that may not be correct or precise and involve known or unknown risks, uncertainties and other factors. Accordingly, a forward looking statement is not a prediction of future events or circumstances and those future events or circumstances may not occur. Given these uncertainties and risks, you are warned not to rely on the forward-looking statements. We are not undertaking any obligation to update these factors or to publicly announce the results of any changes to our forward-looking statements due to future events or developments.

The information contained herein shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by SAIC, whether before or after the date hereof, regardless of any general incorporation language in any such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION

Date: April 22, 2004	By	/s/ Douglas E. Scott
Douglas E. Scott
	Its:	Senior Vice President,
General Counsel and Secretary